Exhibit 2

                        AGREEMENT ON TRANSFER OF BUSINESS
                        ---------------------------------

DMC(2) Co., Ltd. (hereinafter referred to as "DMC") and DHB K.K. (hereinafter referred to as "DHB") have made the following agreement on transfer of DHB's business.

1.       Purpose --
         -------
         On March 10, 2000 (hereinafter referred to as "Date of Transfer"), DHB transfers all its business (hereinafter referred to as `Business") to DMC. DMC takes over said Business. However, according to progress of the procedure, if deemed necessary, the Date of Transfer may be changed after discussions between DHB and DMC.

2.       Transferred Assets --
         ------------------
(1) The assets transferred from DHB to DMC under Paragraph 1 above, are the assets (hereinafter referred to as "Transferred Assets") described in the appendix attached to this Agreement, relating to DHB's Business as of the Date of Transfer. The items thereof are determined after discussions between DHB and DMC.

(2) DMC also takes over payables and receivables accruing to DHB on or before the Date of Transfer described in the appendix attached to this Agreement.

1.       Lease --
         -----
         DMC will take over the present office lease agreement of DHB.

2.       Counter-value/Manner of Payment for Transferred Assets --
         -------------------------------------------------------
(1) The counter-value for the Transferred Assets is US$250,000 or the Yen equivalent at the date of payment.

(2) The manner of payment of the counter-value fixed under Paragraph 4(1) above and the date of payment thereof, are determined after discussions between DHB and DMC.

1.       Date of Delivery --
         -----------------
         The date of delivery of the Transferred Assets is the Date of Transfer. However, due to the cause concerning the procedure, it deemed necessary, the date of delivery may be changed after discussions between DHB and DMC.

2.       Good Manager's Duty of Due Care --
         --------------------------------
         From conclusion of this Agreement to completion of the delivery DHB is obliged to manage the Transferred Assets with the obligation for the care of a good manager. Assets with the obligation for the care of a good manager.

3.       Employment --
         -----------
         In principal, DMC is prepared to take over from DHB four employees, namely:

                  N. Take
                  S. Hori
                  T. Nishida, and
                  M. Oguma

         DHB   and   DMC   separately,   after   discussions,    determine   the
         manner/concrete   terms  for  taking-over  and  the  treatment  of  the
         employees.

4.       Duty to avoid Competition --
         -------------------------
         DHB agrees that they will not compete with DMC after transfer of the business under this Agreement.

5.       Procedure for Approval of Transfer --
         ----------------------------------

(1) DHB and DMC will request the approval of this Agreement by each Board of Directors, no later than the Date of Transfer. (2) DHB also holds the general meeting of shareholders no later than the Date of Transfer and asks for approval on this Agreement.

1.       Enforcement --
         -----------

         This Agreement becomes effective, with the decision on approval stipulated in Paragraph 9 above.

2.       Matter to be discussed --
         -----------------------

         The matter not stipulated in this Agreement and other matter required for transfer of the business, are settled by discussions between DHB and DMC.

IN WITNESS WHEREOF, DHB and DMC have prepared this Agreement in duplicate, and each retains one copy after putting the signature and the seal.

This 10th day of March, 2000.

                                            DMC2  Co. Ltd.


                                            ------------------------------------
                                            , Rep. Director/President



                                            DHB K.K.



                                            ------------------------------------
                                            , Rep. Director/President

Appendix

                         Transferred Assets/Liabilities
                         ------------------------------

A.       Assets
         ------

         1. Inventory assets - Identified in Part A of the Schedule attached hereto
         2. Receivables - Identified in Part B of the Schedule attached hereto
         3.       Machines/facilities
         4.       Apparatus/fixtures
         5.       Other assets determined by discussions between both parties.

B.       Liabilities
         -----------

         1. Payables - Identified in Part C of the Schedule attached hereto

Schedule
(All amounts in Yen)
                                     Part A
                         Inventory as of March 10, 2000

Goods in Transit Toyota - New Model                           6,282,000
Stock on Hand Toyota - Old Model                             23,780,000
Stock on Hand Toyota -New Model                               4,567,000
Stock on Hand Hitachi                                           286,000
                                                             ----------

Total Inventory                                              34,915,000
                                                             ==========


                                     Part B
                    Accounts Receivable as of March 10, 2000

A/C#     Customer                          Receivable

2311     Mitsubishi                        13,101,511
2311     Nissei Sangyo                      3,770,297
2311     Toyota                             3,473,400
2311     Tomita                               807,974
3500     Kyocers                              267,750
3500     Lanxide Electronic
         Components, Inc.                     353,151
3500     Mitsubishi                            36,960
                                           ----------

Total Receivables                          21,811,043
                                           ----------


                                     Part C
           Accounts Payable and Accrued Expenses as of March 10, 2000

6311     Lanxide Electronic
         Components, Inc.                  12,640,423
7000     ND System                         15,482,596
7000     Miscellaneous                        600,000  (Tel/fax/util/elec, etc.)
7000     Fedex                                500,000  (Feb/Mar shipments)
                                              -------

Total Payables                             29,223,019
                                           ----------